Exhibit 23.1
Consent of Independent Auditors, Perrella & Associates, P.A.
                   [Letterhead of Perrella & Associates, P.A.]

                                     EXHIBIT
               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our audit report dated March 15, 2002 relating to the financial statements of National Beauty Corp. in the SB-2 registration statement dated on June 19, 2002 and to the reference of our firm therein as "Experts."

/s/Perrella & Associates, P.A.
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Perrella & Associates, P.A.
Pompano Beach, Florida
June 19, 2002